UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
(Commission File Number)	(IRS Employer Identification No.)

2231 Rutherford Road, Suite 200 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 20, 2011, NTN Buzztime, Inc., a Delaware corporation ("we," "us," "our," or the “Company”) filed a registration statement on Form S-3 with the Securities and Exchange Commission for a rights offering to existing stockholders.  In connection with the rights offering, we also entered into an investment agreement with Matador Capital Partners, L.P. ("Matador"). The terms of the rights offering and the investment agreement are described in more detail below.

Assuming the rights offering is fully subscribed, we will receive an estimated $3.8 million of net proceeds, after deducting expenses associated with the rights offering. We currently intend to use the net proceeds of the rights offering to fund the development and manufacture of a new version of our "Playmaker" device which players use to interface with our interactive games, to expand our sales and account management teams, to fund the development of integrated mobile and online products, to expand our ability to offer focused placement opportunities to advertisers, to fund development of new content, programming and other player-focused initiatives and for general corporate purposes.

The Rights Offering

Under the terms of the rights offering, we will distribute, at no charge to our stockholders as of the record date for the rights offering, non-transferable subscription rights for each share of common stock owned on the record date, which rights will entitle the holder to purchase its pro rata portion of $4.0 million of our common stock at a subscription price of $0.31 per share. Each subscription right will include (i) a basic subscription privilege and (ii) an over-subscription privilege that entitles the holder (other than Matador and its affiliates), if such holder exercises its basic subscription privilege in full, to subscribe to purchase any portion of the shares not purchased by other stockholders through the exercise of their respective basic subscription privileges at the same subscription price per share, subject to certain limitations.  The record date for the distribution of the subscription rights and the expiration date of the rights offering will be included in the final prospectus. The subscription rights will not be listed on any stock exchange or trading market.  The shares to be issued upon the exercise of the subscription rights will be listed on the NYSE Amex under the symbol “NTN.”  There are no conditions to the completion of the rights offering nor are we requiring a minimum subscription to complete the rights offering.

We issued a press release with respect to the rights offering, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

The Investment Agreement

Under the terms of the investment agreement, Matador has agreed to purchase, upon expiration of the rights offering, at the subscription price, between $1.0 million and $2.0 million worth of the shares of our common stock not subscribed for and purchased by holders upon exercise of their subscription rights, with the exact number of shares within the foregoing range to be determined by Matador in its discretion. Mr. Jeffrey A. Berg, one of our directors, is the managing member of the general partner of Matador. Matador and Mr. Berg collectively beneficially own approximately 10.5% of our common stock before giving effect to the rights offering. In addition to the investment pursuant to the investment agreement, as stockholders as of the record date, Matador and Mr. Berg will have the right to subscribe for and purchase shares of our common stock under their basic subscription privilege, but they will not have the right to exercise their over-subscription privilege. Accordingly, depending on the extent to which our other stockholders exercise their subscription rights, Matador and Mr. Berg may, based on their common stock ownership as of the date hereof, potentially invest up to $2.4 million in connection with the rights offering (i.e., up to $2.0 million under the investment agreement and approximately $419,000 pursuant to the exercise of their basic subscription privilege).

The closing of the transactions contemplated by the investment agreement is subject to satisfaction or waiver of the following conditions: (i) the effectiveness of the registration statement; (ii) the rights offering having been completed; (iii) the absence of any legal impediment that prohibits the implementation of the rights offering, the issuance and sale of the shares to Matador being purchased pursuant to the investment agreement, or the consummation of the transactions contemplated by the investment agreement; (iv) the compliance with covenants and the accuracy of representations and warranties provided in the investment agreement; (v) the absence of any material adverse change, or any development involving a prospective material adverse change, in our condition, financial or otherwise, or in our earnings, business, operations or properties; (vi) the absence of any material disruption or material adverse change in the financial, banking or capital markets that, in the commercially reasonable judgment of Matador, had a material adverse impact on the success of the rights offering; and (vii) the shares of our common stock issued pursuant to the investment agreement having been approved for listing on the NYSE Amex.

The investment agreement may be terminated at any time prior to the closing of the backstop commitment: (i) by mutual written consent of Matador and us; (ii) by us if there is a breach by Matador, or by Matador if there is a breach by us, of any covenant or representation or warranty that would cause the failure of the satisfaction of a closing condition and is not capable of cure by March 31, 2012; (iii) by either party upon the occurrence of any event that results in a failure to satisfy any of such party's closing conditions, which failure is not capable of cure by March 31, 2012; or (iv) by Matador (a) if there has been any material adverse change, or any development involving a prospective material adverse change, in our condition, financial or otherwise, or in our earnings, business, operations or properties, (b) if there has been any material disruption or material adverse change in the financial, banking or capital markets that, in the commercially reasonable judgment of Matador, had a material adverse impact on the success of the rights offering, (c) if our common stock is no longer listed on a national securities exchange or (d) if we adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy or consent to the filing of any bankruptcy petition against us.

The foregoing description of the investment agreement does not purport to be complete and is qualified in its entirety by reference to the investment agreement, a copy of which is attached as an exhibit to this report and incorporated herein by reference.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering, which is expected to be launched immediately following the effectiveness of a registration statement relating to the offering, will be made only by means of a prospectus.

Forward-looking Statements

This report includes “forward-looking statements,” including statements relating to the completion of the rights offering and our intended use of any proceeds we receive from the rights offering. All of these forward-looking statements are based on estimates and assumptions made by our management that, although we believe to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: completion of the proposed rights offering, including satisfaction of the conditions to Matador's obligations under the investment agreement, adverse economic conditions, failure of customer and/or player demand, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships, the impact of competitive products and pricing and technical problems or outages and other factors described under “Risk Factors” in the preliminary prospectus included as part of the registration statement on Form S-3 that we filed in connection with the rights offering and in our periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Agreement, dated as of December 20, 2011, between NTN Buzztime, Inc. and Matador Capital Partners, L.P.

99.1	Press Release dated December 20, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: December 20, 2011	By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Investment Agreement, dated as of December 20, 2011, between NTN Buzztime, Inc. and Matador Capital Partners, L.P.

99.1	Press Release dated December 20, 2011